EXHIBIT 99.1

23301 Wilmington Avenue
Carson, CA 90745-6209
310.513.7200
www.ducommun.com
NEWS RELEASE

Ducommun Reports Results for the
First Quarter Ended April 1, 2017
Strong Cash Flow; Company on Track for Another Solid Year
LOS ANGELES (May 4, 2017) – Ducommun Incorporated (NYSE:DCO) (“Ducommun” or the “Company”) today reported results for its first quarter ended April 1, 2017.
First Quarter 2017 Highlights

•	Revenue was $136.3 million

•	Net income was $2.1 million, or $0.18 per diluted share

•	Adjusted EBITDA was $11.7 million

•	Cash flow from operations was $13.2 million

•	Net voluntary principal prepayments on credit facilities totaled $5 million
“Ducommun’s first quarter results reflect the demand dynamics of our various end-use markets at the start of what we expect to be a solid year ahead,” said Stephen G. Oswald, president and chief executive officer. “Net of divestitures, revenue was up slightly year-over-year, benefiting from an increase in defense shipments and solid sales across several large commercial platforms. We also paid down an additional $5 million of debt, more than doubled capital expenditures, after generating $13.2 million in cash from operations during the quarter.
“Even as we’ve accomplished a great deal these past twelve months - resulting in a more focused organization and improved cost structure - we see room for higher operating performance going forward. As I begin my new role, we are assessing all areas of the Company for new ways to streamline manufacturing, further increase margins, and enhance return on capital. This is a priority heading into the second half, and we have already hired select staff to focus on initiatives that will bolster Ducommun’s growth trajectory and strengthen bottom line results. For example, we have filled a new role in the Company to lead strategic initiatives that will drive inorganic growth and a higher level of strategic thinking. We are setting the stage to take the Company to the next level --  leveraging our people, technology expertise and the current attractive economic environment.”
First Quarter Results
Net revenue for the first quarter of 2017 was $136.3 million compared to $142.1 million for the first quarter of 2016. The net revenue decrease year-over-year was primarily due to the following:

•
$6.0 million lower revenue within the Company’s commercial aerospace end-use markets mainly due to the winding down of a regional jet program and the platform transition of a large aircraft program; and

•
$5.8 million lower revenue within the Company’s industrial end-use markets mainly due to the closure of one of the Company’s Tulsa operations in June 2016 and divestiture of the Company’s Pittsburgh operation in January 2016; partially offset by

•
$5.9 million higher revenue within the Company’s military and space end-use markets mainly due to the resumption of scheduled deliveries by the U.S. Department of Defense, which favorably impacted the Company’s helicopter and fixed-wing platforms, partially offset by the divestiture of the Company’s Miltec operation in March 2016.

Net income for the first quarter of 2017 was $2.1 million, or $0.18 per diluted share, compared to $13.6 million, or $1.21 per diluted share, for the first quarter of 2016. The decrease in net income year-over-year was primarily due to the following:

•	The prior year included a preliminary pretax gain on divestitures of the Company’s Pittsburgh and Miltec operations of $18.8 million; partially offset by

•	$6.8 million of lower income tax expense.
Gross profit for the first quarter of 2017 was $24.9 million, or 18.3% of revenue, compared to gross profit of $27.0 million, or 19.0% of revenue, for the first quarter of 2016. The decrease in gross margin percentage year-over-year was primarily due to unfavorable product mix.
Operating income for the first quarter of 2017 was $4.1 million, or 3.0% of revenue, compared to $4.3 million, or 3.0% of revenue, in the comparable period last year. The decrease in operating income was primarily due to the following:

•	Decrease in gross margin percentage as a result of unfavorable product mix; partially offset by

•	Lower selling, general and administrative expenses as a result of the divestiture of the Company’s Pittsburgh operation and closure of certain facilities.
Interest expense decreased to $1.6 million in the first quarter of 2017, compared to $2.4 million in the previous year’s first quarter, primarily due to a lower outstanding debt balance as a result of net voluntary principal prepayments on the Company’s credit facilities.
Adjusted EBITDA for the first quarter of 2017 was $11.7 million, or 8.6% of revenue, compared to $11.1 million, or 7.8% of revenue, for the comparable period in 2016.
During the first quarter of 2017, the Company generated $13.2 million of cash from operations compared to $5.5 million during the first quarter of 2016. The increase in cash flow from operations reflects a reduction in accounts receivable and higher deferred income taxes.
The Company’s firm backlog as of April 1, 2017 was $581 million compared to $600 million as of December 31, 2016, reflecting a $7 million decrease in the Company’s commercial aerospace backlog and a $13 million decrease in its military and space backlog, both due to timing of orders.
Structural Systems
Structural Systems segment net revenue for the current-year first quarter was $57.6 million, compared to $64.0 million for the first quarter of 2016. The year-over-year decrease was primarily due to a $7.2 million decline in commercial aerospace shipments as a result of the winding down of a regional jet program as well as the platform transition of a large aircraft program.
Structural Systems segment operating income for the current-year first quarter was $2.6 million, or 4.6% of revenue, compared to $2.7 million, or 4.3% of revenue, for the first quarter of 2016.
Structural Systems segment Adjusted EBITDA was $5.0 million for the current-year quarter, or 8.7% of revenue, compared to $4.8 million, or 7.5% of revenue, for the comparable quarter in the prior year.
Electronic Systems
Electronic Systems segment net revenue for the current-year first quarter was $78.7 million, compared to $78.1 million for the first quarter of 2016. The increase in revenue year-over-year was primarily due to the following:

•
$5.2 million higher revenue within the Company’s military and space end-use markets mainly due to the resumption of scheduled deliveries by the U.S. Department of Defense, which favorably impacted the Company’s fixed-wing and helicopter platforms, partially offset by the divestiture of the Company’s Miltec operation in March 2016; and

•	$1.2 million higher revenue within the Company’s commercial aerospace end-use markets mainly due to additional content with the Company’s existing customers; partially offset by

•
$5.8 million lower revenue in the Company’s industrial end-use markets mainly due to the closure of one of the Company’s Tulsa operations in June 2016 and the divestiture of the Company’s Pittsburgh operation in January 2016.

Electronic Systems’ segment operating income was $7.1 million, or 9.0% of revenue, for the first quarter of 2017 compared to $6.4 million, or 8.2% of revenue, for the comparable quarter in 2016. The increase in operating income was primarily due to lower selling, general and administrative expenses as a result of the divestiture of the Company’s Pittsburgh operation and closure of certain facilities.

Electronic Systems segment Adjusted EBITDA was $10.5 million for the quarter, or 13.4% of revenue, compared to $10.1 million, or 13.0% of revenue, for the comparable quarter in the prior year.
Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the first quarter of 2017 were $5.6 million, or 4.1% of total Company revenue, compared to $4.8 million, or 3.4% of total Company revenue, for the comparable quarter in the prior year. The increase in CG&A expenses was primarily due to higher compensation and benefit costs of $1.1 million, partially offset by lower professional services fees.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s president and chief executive officer, and Douglas L. Groves, the Company’s vice president, chief financial officer and treasurer, will be held today, May 4, 2017 at 2:00 p.m. PT (5:00 p.m. ET) to review these financial results. To participate in the teleconference, please call 844-239-5278 (international 574-990-1017) approximately ten minutes prior to the conference time. The participant passcode is 4551513. Mr. Oswald and Mr. Groves will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes.
This call is being webcast and can be accessed directly at the Ducommun website at www.ducommun.com. Conference call replay will be available after that time at the same link or by dialing 855-859-2056, passcode 4551513.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit www.ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: competition from other industry participants; the Company’s ability to continue to develop innovative new products and services and enhance its existing products and services, or the failure of its products and services to continue to appeal to the market; the effectiveness of the Company’s marketing and advertising programs; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; uncertainties related to a downturn in general economic conditions or consumer confidence; uncertainties regarding the satisfactory operation of the Company’s information technology or systems; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; the impact of the Company’s debt service obligations and restrictive debt covenants; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and through the Company’s website).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense, depreciation, amortization, stock-based compensation expense, and gain on divestitures).
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies.
CONTACTS:

Douglas L. Groves, Vice President, Chief Financial Officer and Treasurer, 310.513.7224
Chris Witty, Investor Relations, 646.438.9385, cwitty@darrowir.com
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	April 1, 2017	December 31, 2016
Assets
Current Assets
Cash and cash equivalents	$7,114	$7,432
Accounts receivable, net	71,623	76,239
Inventories	127,201	119,896
Production cost of contracts	11,052	11,340
Other current assets	10,589	11,034
Total Current Assets	227,579	225,941
Property and equipment, Net	104,868	101,590
Goodwill	82,554	82,554
Intangibles, net	99,364	101,573
Non-current deferred income taxes	286	286
Other assets	3,320	3,485
Total Assets	$517,971	$515,429
Liabilities and Shareholders’ Equity
Current Liabilities
Current portion of long-term debt	$—	$3
Accounts payable	63,313	57,024
Accrued liabilities	28,092	29,279
Total Current Liabilities	91,405	86,306
Long-term debt, less current portion	162,156	166,896
Non-current deferred income taxes	31,949	31,417
Other long-term liabilities	18,179	18,707
Total Liabilities	303,689	303,326
Commitments and contingencies
Shareholders’ Equity
Common stock	113	112
Additional paid-in capital	76,827	76,783
Retained earnings	143,402	141,287
Accumulated other comprehensive loss	(6,060)	(6,079)
Total Shareholders’ Equity	214,282	212,103
Total Liabilities and Shareholders’ Equity	$517,971	$515,429

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	April 1, 2017	April 2, 2016
Net Revenues	$136,297	$142,148
Cost of Sales	111,370	115,179
Gross Profit	24,927	26,969
Selling, General and Administrative Expenses	20,827	22,676
Operating Income	4,100	4,293
Interest Expense	(1,593)	(2,399)
Gain on Divestitures	—	18,815
Income Before Taxes	2,507	20,709
Income Tax Expense	392	7,159
Net Income	$2,115	$13,550
Earnings Per Share
Basic earnings per share	$0.19	$1.22
Diluted earnings per share	$0.18	$1.21
Weighted-Average Number of Common Shares Outstanding
Basic	11,208	11,100
Diluted	11,495	11,240

Gross Profit %	18.3%	19.0%
SG&A %	15.3%	16.0%
Operating Income %	3.0%	3.0%
Net Income %	1.6%	9.5%
Effective Tax Rate	15.6%	34.6%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(In thousands)

	Three Months Ended
	% Change	April 1, 2017	April 2, 2016	% of Net Revenues 2017	% of Net Revenues 2016
Net Revenues
Structural Systems	(10.1)%	$57,575	$64,017	42.2%	45.0%
Electronic Systems	0.8%	78,722	78,131	57.8%	55.0%
Total Net Revenues	(4.1)%	$136,297	$142,148	100.0%	100.0%
Segment Operating Income
Structural Systems		$2,632	$2,724	4.6%	4.3%
Electronic Systems		7,104	6,387	9.0%	8.2%
		9,736	9,111
Corporate General and Administrative Expenses (1)		(5,636)	(4,818)	(4.1)%	(3.4)%
Total Operating Income		$4,100	$4,293	3.0%	3.0%
Adjusted EBITDA
Structural Systems
Operating Income		$2,632	$2,724
Depreciation and Amortization		2,352	2,057
		4,984	4,781	8.7%	7.5%
Electronic Systems
Operating Income		7,104	6,387
Depreciation and Amortization		3,423	3,761
		10,527	10,148	13.4%	13.0%
Corporate General and Administrative Expenses (1)
Operating loss		(5,636)	(4,818)
Depreciation and Amortization		7	37
Stock-Based Compensation Expense		1,822	1,000
		(3,807)	(3,781)
Adjusted EBITDA		$11,704	$11,148	8.6%	7.8%
Capital Expenditures
Structural Systems		$5,188	$2,054
Electronic Systems		1,433	347
Corporate Administration		—	—
Total Capital Expenditures		$6,621	$2,401

(1)	Includes costs not allocated to either the Structural Systems or Electronic Systems operating segments.